EXHIBIT 21.01
SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
AS OF FEBRUARY 27, 2007

Name of Subsidiary	Percent Owned
Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[1]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[2]

American Aggregates Corporation, a Delaware corporation	100%

American Stone Company, a North Carolina corporation	50%[3]

Bahama Rock Limited, a Bahamas corporation	100%

Fredonia Valley Railroad, Inc., a Delaware corporation	100%

Granite Canyon Quarry, a Wyoming joint venture	51%[4]

Harding Street Corporation, a Delaware corporation	100%

Hunt Martin Materials, LLC, a Delaware limited liability company	50%[5]

J.W. Jones Materials, LLC, a Delaware limited liability company	99%[6]

Martin Bauerly Materials, LLC	67%[7]

Martin Marietta Composites, Inc., a Delaware corporation	100%

[1]	Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

[2]	Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

[3]	Martin Marietta Materials, Inc. owns a 50% interest in American Stone Company.

[4]	Meridian Granite Company, an indirect wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 51% interest in Granite Canyon Quarry.

[5]	Hunt Martin Materials, LLC is owned 45% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc., a wholly owned subsidiary of Martin Marietta Materials, Inc.

[6]	Martin Marietta Materials, Inc. owns a 99% interest in J.W. Jones Materials, LLC.

[7]	Martin Bauerly Materials, LLC is owned 67% by Martin Marietta Materials, Inc. and 33% by Bauerly Brothers, Inc.

Name of Subsidiary	Percent Owned
Martin Marietta Employee Relief Foundation, a Delaware Not for Profit corporation	100%

Martin Marietta Equipment Company, Inc., a Delaware corporation	100%

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%

Martin Marietta Materials of Alabama, LLC, a Delaware limited liability company	100%[8]

Martin Marietta Materials of Florida, LLC, a Delaware limited liability company	100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation	100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation	100%

Martin Marietta Materials Real Estate Investments, Inc., a Delaware corporation	100%

Martin Marietta Materials Southwest, Ltd., a Texas limited partnership	100%[9]

Material Producers, Inc., an Oklahoma corporation	100%[10]

Meridian Aggregates Company, a Limited Partnership, a Delaware limited partnership	100%[11]

Meridian Aggregates Company Northwest, LLC, a Delaware limited liability company	100%[12]

Meridian Aggregates Company Southwest, LLC, a Delaware limited liability	100%[13]

Meridian Aggregates Investments, LLC, a Delaware limited liability company	100%[14]

Meridian Granite Company, a Delaware corporation	100%[15]

Mid South-Weaver Joint Venture, a North Carolina joint venture	50%[16]

[8]	Martin Marietta Materials of Alabama, LLC is a wholly owned subsidiary of American Aggregates Corporation.

[9]	Martin Marietta Materials Southwest, Ltd. is owned 2% by Southwest I, LLC and 98% by Southwest II, LLC.

[10]	Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

[11]	Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

[12]	Martin Marietta Materials, Inc. is the sole member of Meridian Aggregates Company Northwest, LLC.

[13]	Martin Marietta Materials Southwest, Ltd. is the sole member of Meridian Aggregates Company Southwest, LLC.

[14]	Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.

[15]	Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[16]	Mid South-Weaver Joint Venture is owned 50% by Martin Marietta Materials, Inc.

Name of Subsidiary	Percent Owned
Mid-State Construction & Materials, Inc., an Arkansas corporation	100%

MTD Pipeline LLC, a Delaware limited liability company	50%[17]

Powderly Transportation, Inc., a Delaware corporation	100%[18]

R&S Sand & Gravel, LLC, a Delaware limited liability company	100%[19]

Rocky Ridge, Inc., a Nevada corporation	100%

Sha-Neva, LLC, a Nevada limited liability company	100%

Southwest I, LLC, a Delaware limited liability company	100%

Southwest II, LLC, a Delaware limited liability company	100%

Theodore Holding, LLC, a Delaware limited liability company	60.7%[20]

Valley Stone LLC, a Virginia limited liability company	50%[21]

Wycliff Holding, LLC, a North Carolina limited liability company	100%

[17]	Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.

[18]	Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[19]	Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.

[20]	Martin Marietta Materials, Inc. is the manager of and owns a 60.7% interest in Theodore Holding, LLC.

[21]	Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.